SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES AND EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): March 19, 2015

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-35713	45-2681082
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2529 Virginia Beach Blvd., Suite 200

Virginia Beach, VA 23452

Registrant’s telephone number, including area code: (757) 627-9088

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information in this Current Report on Form 8-K set forth under Item 3.02 is incorporated herein by reference.

Securities Purchase Agreements

On March 19, 2015, Wheeler Real Estate Investment Trust, Inc., a Maryland corporation (the “Company”) entered into securities purchase agreements dated as of March 19, 2015 (the “Securities Purchase Agreements”), with certain accredited investors (the “Investors”), pursuant to which, among other things, the Company sold an aggregate of 93,000 shares of Series C Mandatorily Convertible Cumulative Perpetual Preferred Stock, liquidation value $1,000 per share (the “Series C Preferred Stock”), in a private placement (the “Private Placement”) to the Investors in exchange for aggregate consideration of $93,000,000, consisting of $90,000,000 in cash and $3,000,000 in debt reduction. Each share of Series C Preferred Stock was sold to the Investors at an offering price of $1,000 per share. The Company expects to use the net offering proceeds to acquire properties, including certain retail properties (the “Real Estate Investment Properties”), and for general working capital.

Series C Preferred Stock

The preferences, limitations, powers and relative rights of the Series C Preferred Stock are set forth in the Articles Supplementary of the Company (the “Articles Supplementary”). The Articles Supplementary were filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on March 18, 2015.

The Series C Preferred Stock ranks senior to the Company’s common stock (the “Common Stock”) and pari passu with the Company’s Series A Preferred Stock and Series B Convertible Preferred Stock with respect to payment of dividends and distribution of amounts upon liquidation, dissolution or winding up. Each share of Series C Preferred Stock has a “Stated Value” of $1,000.

From March 19, 2015 until June 18, 2015, the holders of Series C Preferred Stock are entitled to receive, when, and if authorized by the Company’s board of directors (the “Board of Directors”) and declared by the Company out of legally available funds, a dividend, on an as converted basis, that mirrors any dividend payable on shares of Common Stock and also will be entitled to share in any other distribution made on the Common Stock on an as converted basis (other than dividends or other distributions payable in Common Stock. Any dividends or other distributions on the Series C Preferred Stock during this time period will be paid, on an as converted basis, pro rata from the date of issuance.

In addition, for the period beginning on and including June 19, 2015, but only to the extent that the Series C Preferred Stock remains outstanding and subject to the preferential rights of holders of any shares of senior capital stock of the Company, each share of the Series C Preferred Stock will bear a dividend, when and as authorized by the Board of Directors of the Company, equal to the excess, if any, of (i) 15.0% per annum, minus (ii) any dividend or other distribution payable by the Company on the Series C Preferred Stock pursuant to the previous paragraph in respect of the applicable quarterly period. Such dividends shall be cumulative from June 19, 2015 and shall be payable quarterly in arrears on or before July 15th, October 15th, January 15th and April 15th of each year or, if not a business day, the next succeeding business day. If the Series C Preferred Stock is converted to Common Stock prior to June 19, 2015, then no additional dividends will be payable on the Series C Preferred Stock.

The Series C Preferred Stock will automatically convert into shares of Common Stock on the fifth business day following the approval by the requisite holders of the Common Stock of the conversion of the Series C Preferred Stock into Common Stock and the issuance of Common Stock upon such conversion. Each share of Series C Preferred Stock shall convert into that number of shares of Common Stock equal to (i) the sum of the Stated Value and all accrued and unpaid dividends thereon, divided by (ii) the conversion price of $2.00 per share, subject to adjustment as described in the Articles Supplementary.

Holders of the Series C Preferred Stock generally will have no voting rights, unless their preferred dividends are in arrears for six or more quarterly periods (whether or not consecutive). Whenever such a preferred dividend default exists, the Series C Preferred Stock stockholders, voting as a single class with the holders of any other class or series of the Company’s preferred stock having similar voting rights, have the right to elect two additional directors to the Board of Directors. This right continues until all dividends accumulated on the Series C Preferred Stock have been fully paid or authorized and declared and a sum sufficient for the payment thereof set aside for payment. The term of office of each director elected by the holders of Series C Preferred Stock expires upon cure of the preferred dividend default.

The affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of Series C Preferred Stock, voting as a single class, shall be required to authorize, create, increase the number of or issue any shares of capital stock of the Company that are senior to the Series C Preferred Stock or any security convertible into capital stock of the Company that is senior to the Series C Preferred Stock or reclassify any other existing shares of capital stock of the Company into shares of capital stock of the Company that are senior to the Series C Preferred Stock.

The Series C Preferred Stock is redeemable by the Company, in whole or in part at any time and from time to time, at a redemption price per share of the Series C Preferred Stock equal to (i) if the redemption occurs on or prior to the first anniversary of the issuance of the Series C Preferred Stock, the greater of (A) 105% of the liquidation preference plus all accrued and unpaid dividends, and (B) 105% of the value of that number of shares of Common Stock into which such share of Series C Preferred Stock would have been convertible immediately prior to the day fixed for redemption, which value shall be calculated on the volume weighted average price of the Common Stock for the 20 trading days prior to the day fixed for redemption; or (ii) if the redemption occurs after the first anniversary of the issuance of the Series C Preferred Stock, the greater of (A) 100% of the liquidation preference plus all accrued and unpaid dividends; and (B) 100% of the value of that number of shares of Common Stock into which such share of Series C Preferred Stock would have been convertible immediately prior to the day fixed for redemption, which value shall be calculated on the volume weighted average price of the Common Stock for the 20 trading days prior to the day fixed for redemption.

If any of the shares of Series C Preferred Stock remain outstanding on March 19, 2018, the Company is obligated to redeem all such shares of Series C Preferred Stock in cash in an amount equal to the Stated Value plus all accrued and unpaid dividends to and including the maturity date. If the Company fails to redeem all of the Series C Preferred Stock on March 19, 2018, in addition to dividends due, the redemption price shall bear interest at the rate of one percent (1%) per month, prorated for partial months, compounded monthly, until paid in full.

Except as noted below, the Company does not plan on making an application to list the shares of Series C Preferred Stock on the Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system unless the Company does not receive stockholder approval for the conversion of the Series C Preferred Stock into Common Stock. The Common Stock is listed on Nasdaq Capital Market under the symbol “WHLR.”

Registration Rights Agreements

In connection with the Private Placement, on March 19, 2015, the Company entered into a registration rights agreement dated as of March 19, 2015 (the “Registration Rights Agreement”), with each of the Investors. Pursuant to the terms of the Registration Rights Agreement, the Company has agreed to file a resale registration statement by no later than May 4, 2015 for the purpose of registering the resale of the underlying shares of Common Stock into which the shares of Series C Preferred Stock are convertible (following stockholder approval of the conversion of the Series C Preferred Shares into shares of Common Stock). Pursuant to the Registration Rights Agreement, the Company has agreed to use its commercially reasonable efforts to have such registration statement declared effective with the Securities and Exchange Commission (the “SEC”) within 120 days of such filing. In the event the holders of the Company’s stockholders do not vote to approve the conversion of the Series C Preferred Stock into Common Stock at the next annual meeting of the Common Shareholders to be held on or about June 4, 2015, the Company will use its best efforts to effect the listing of the Series C Preferred Stock on the Nasdaq Capital Market. In addition, the Company shall prepare and file one or more registration statements for the purpose of registering the resale of all of the Series C Preferred Stock by the holders thereof if the Company lists the Series C Preferred Stock.

Placement Agency Agreement

In connection with the Private Placement, on March 13, 2015, the Company entered into a Placement Agency Agreement, as amended on March 18, 2015 (the “Placement Agency Agreement”), with Compass Point Research & Trading, LLC, a Delaware limited liability company, as representative of the several placement agents (collectively, the “Agents”). Under the Placement Agency Agreement, the Agents agreed to use their “best efforts” on an “all-or-none” basis to sell a minimum amount of 50,000 shares of Series C Preferred Stock, and to use their “best efforts” to sell a maximum amount of 90,000 shares of Series C Preferred Stock. As compensation for such services, the Company agreed to (a) pay the Agents a fee of 6.0% of the aggregate gross proceeds from the sale of such equity securities that are to be purchased with cash, and to (b) reimburse the Agents for all reasonable, documented out-of-pocket accountable expenses incurred by them in connection with the Private Placement, up to an aggregate amount equal to $500,000. The Placement Agency Agreement contains customary representations and warranties and covenants of the Company and is subject to customary closing conditions. In addition, the Company and the Agents have agreed to indemnify each other against certain liabilities, including indemnification of the Agents by the Company for liabilities under the Securities Act and for liabilities arising from breaches of the representations, warranties or obligations contained in the Placement Agency Agreement.

Shareholder Rights Agreement

Governance

In connection with the Private Placement described under Item 1.01 above, on March 19, 2015, the Company entered into a Shareholder Rights Agreement (the “Shareholder Rights Agreement”) with Westport Capital Partners, LLC, a Connecticut limited liability company (the “Anchor Investor”), as agent on behalf of certain investment entities manages or advised by the Anchor Investor.

Under the Shareholder Rights Agreement, following the closing of the Private Placement, if the number of members constituting the Company’s Board of Directors is not at least nine (9), at the Anchor Investor’s request, the Board shall promptly be reconstituted such that the number of members constituting the Board shall be at least (9), subject to increase or decrease by the Board from time-to-time, in accordance with the Company’s bylaws and charter, as amended.

In the event the Series C Preferred Stock remains outstanding, as of seven (7) calendar days prior to the date of mailing of the Company’s definitive proxy statement (the “Mailing Date”) in connection with its annual meeting of the Company’s stockholder to be held on June 4, 2015, and any annual meeting thereafter (or consent in lieu of meeting) of the Company’s stockholders for the election of members of the Board, at the Anchor Investor’s request, the Company shall include one (1) person designated by the Anchor Investor as a member of the slate of Board nominees proposed by the Board for election by the Company’s stockholders, and, subject to the Board’s duties under Maryland law, shall recommend that the Company’s stockholders vote in favor of the election of such nominee.

For any meeting (or consent in lieu of a meeting) of the Company’s stockholders for the election of members of the Board, (i) so long as the Anchor Investor, together with its affiliates, beneficially own as of the Mailing Date at least four and nine-tenths percent (4.9%) of the Company’s outstanding Common Stock, upon the request of the Anchor Investor, the Company shall include one (1) person designated by the Anchor Investor as a member of the slate of Board nominees proposed by the Board for election by the Company’s stockholders and, subject to the Board’s duties under Maryland law, shall recommend that the Company’s stockholders vote in favor of the election of such nominee.

In the event the Anchor Investor exercises its Oversight Appointment Right (as defined below), and (i) the Series C Preferred Stock remains outstanding or (ii) so long as the Anchor Investor, together with its affiliates, beneficially own as of the Mailing Date at least nine and eight-tenths percent (9.8%) of the Company’s outstanding Common Stock, if the number of members constituting the Board is not at least ten (10), at the Anchor Investor’s request, the Board shall promptly be reconstituted such that the number of members constituting the Board shall be at least (10) and the number of total members constituting the Board shall be no greater than ten (10), and the Company shall include one (1) person (for a maximum of two total persons when combined with the rights set forth in above) designated by the Anchor Investor as a member of the slate of Board nominees proposed by the Board for election by the Company’s stockholders and, subject to the Board’s duties under Maryland law, shall recommend that the Company’s stockholders vote in favor of the election of such nominee.

So long as (i) the Series C Preferred Stock remains outstanding or (ii) the Anchor Investor, together with its affiliates, beneficially own at least four and nine-tenths percent (4.9%) of the Company’s outstanding Common Stock, and so long as an director nominated by the Anchor Investor is not currently serving as a member of the Board, the Anchor Investor shall have the right to designate one person with Board Observation Rights (“Board Observer”).

In the event the Anchor Investor exercises its Oversight Appointment Right (as defined below), and the Anchor Investor, together with its affiliates, beneficially own greater than four and nine-tenths percent (4.9%) of the Company’s outstanding Common Stock, and so long as an Investor Nominated Director is not currently serving as a member of the Board, the Anchor Investor shall have the right to designate one (1) additional Board Observer.

Preemptive Right

For so long as the Anchor Investor, together with its affiliates, beneficially own no less than four and nine-tenths percent (4.9%) of the outstanding Common Stock, the Anchor Investor or one or more of their designated affiliates shall have the option and right (but not the obligation) to participate (or nominate any of its affiliates to participate) in any issuance of equity securities (subject to certain exceptions) by purchasing in the aggregate up to the Anchor Investors’ and its affiliates’ pro rata portion of such equity issuance at the same price and the same terms and conditions as offered to other investors in the equity issuance.

Oversight Rights

If, on March 19, 2018, the last reported sales price of the Company’s Common Stock on the Nasdaq Capital Market or any national securities exchange on which the Common Stock is then listed has not exceeded $3.45 per share (subject to proportionate adjustment for stock splits, stock dividends, stock combinations, reverse stock splits, reclassifications, recapitalizations and other capital changes or similar events) during any consecutive ten trading day period during the 180 calendar days prior to March 19, 2018 and any of the Anchor Investor or its affiliates continue to, in the aggregate, beneficially own 4.9% or greater of the outstanding Common Stock, the Anchor Investor will have a right (the “Oversight Right”) to require the Company to submit quarterly business plans reasonably prepared and in good faith setting forth all material business activities planned for each ensuing fiscal quarter to the Anchor Investor. To the extent that any expenditures or other items relating to the income statement, balance sheet or cash flows set forth in any such quarterly business plan for any particular fiscal quarter deviate from the initial quarterly business plan of the Company by 5.0% or greater, the Company is prohibited from making such expenditure or taking any such action, and from adopting such quarterly business plan, unless the Company received the Anchor Investor’s approval, which may be given or withheld in the Anchor Investor’s sole discretion. To the extent the Anchor Investor exercises the Oversight Right, the Company will maintain a Board of Directors having no more than ten (10) members, and the Anchor Investor will have the right to nominate either an Investor Director Nominee or a Board Observer as noted above (the “Oversight Appointment Right”).

Board Observer Rights Agreement

On March 19, 2015, the Company entered into an agreement with MFP Investors LLC (“MFP”) that provides MFP with the right to appoint a single observer to the Company’s Board of Directors for so long as MFP, or any of its affiliates, holds in the aggregate no less than 50% of the number of shares of the Series C Preferred Stock or Common Stock issued upon conversion of the Series C Preferred Stock purchased by MFP in the Private Placement.

Letter Agreement

On March 19, 2015, the Company entered into a letter agreement with Jon S. Wheeler, the Company’s Chairman and Chief Executive Officer, that provides that Mr. Wheeler agrees to vote any securities he beneficially owns for the election of Howard Fife or any other person, if reasonably acceptable to Mr. Wheeler, that is a member of the slate of Board nominees proposed by the Board for election by the Company’s stockholders.

Item 3.02	Unregistered Sales of Equity Securities.

The response to this item is included in Item 1.01 above and is incorporated herein by this reference in its entirety.

Item 7.01	Regulation FD Disclosure.

In connection with the Private Placement described under Item 1.01 above, at various times prior to the date hereof, and subject to confidentiality agreements, the Company provided to the Investors certain information relating to the Company, its subsidiaries, the Real Estate Investment Properties and Exchange Offer. Certain information concerning the Real Estate Investment Properties was contained in the Annexes to the Confidential Private Placement Memorandum, dated March 12, 2015, relating to the Private Placement (the “Provided Information”). Under the Securities Purchase Agreements, following the closing of the Private Placement, the Company is obligated to disclose publicly all the previously publicly undisclosed Provided Information which the Company reasonably believes constitute material non-public information.

The Provided Information is attached at Exhibit 99.1 hereto.

In addition, on March 19, 2015, the Company issued the press release announcing the Private Placement which is attached hereto as Exhibit 99.2.

The Provided Information and the press release attached hereto as Exhibits 99.1 and 99.2, respectively, are being furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

Item 8.01	Other Events.

On March 19, 2015, Wheeler REIT, L.P., a Virginia Partnership in which the Company is the General Partner, amended its Amended and Restated Agreement of Limited Partnership of Wheeler REIT, L.P. (the “Amendment”) which classified a series of preferred partnership units as Series C Mandatorily Convertible Preferred Units

A copy of the Amendment is attached as Exhibit 10.6 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by the full text of Exhibit 10.6 hereto, respectively.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b) Pro Forma Financial Information.

Not applicable.

(d)	Exhibits.

10.1	Form of Securities Purchase Agreement, dated March 19, 2015, between Wheeler Real Estate Investment Trust, Inc. and each of the Investors.

10.2	Form of Registration Rights Agreement, dated March 19, 2015, between Wheeler Real Estate Investment Trust, Inc. and each of the Investors.

10.3	First Amendment to Placement Agency Agreement, dated March 18, 2015, by and among Wheeler Real Estate Investment Trust, Inc., Wheeler REIT, L.P. and Compass Point Research & Trading, LLC, as representative of the several placement agents.

10.4	Shareholder Rights Agreement, dated March 19, 2015, by and between Wheeler Real Estate Investment Trust, Inc. and Westport Capital Partners LLC as agent on behalf of certain investor.

10.5	Board Observer Rights Agreement, dated March 19, 2015, by and between Wheeler Real Estate Investment Trust, Inc. and MFP Investors LLC.

10.6	Amendment to the Amended and Restated Agreement of Limited Partnership of Wheeler REIT, L.P., Designation of Series C Mandatorily Convertible Preferred Units.

10.7	Letter Agreement, dated March 19, 2015, by and between Wheeler Real Estate Investment Trust, Inc. and Jon S. Wheeler.

99.1	Material Information Provided to Investors.

99.2	Press Release, dated March 19, 2015.

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

By:	/s/ Jon S. Wheeler
Jon S. Wheeler
Chairman and Chief Executive Officer

Dated: March 19, 2015

EXHIBIT INDEX

Number	Description of Exhibit

10.1	Form of Securities Purchase Agreement, dated March 19, 2015, between Wheeler Real Estate Investment Trust, Inc. and each of the Investors.

10.2	Form of Registration Rights Agreement, dated March 19, 2015, between Wheeler Real Estate Investment Trust, Inc. and each of the Investors.

10.3	First Amendment to Placement Agency Agreement, dated March 18, 2015, by and among Wheeler Real Estate Investment Trust, Inc., Wheeler REIT, L.P. and Compass Point Research & Trading, LLC, as representative of the several placement agents.

10.4	Shareholder Rights Agreement, dated March 19, 2015, by and between Wheeler Real Estate Investment Trust, Inc. and Westport Capital Partners LLC as agent on behalf of certain investor.

10.5	Board Observer Rights Agreement, dated March 19, 2015, by and between Wheeler Real Estate Investment Trust, Inc. and MFP Investors LLC.

10.6	Amendment to the Amended and Restated Agreement of Limited Partnership of Wheeler REIT, L.P., Designation of Series C Mandatorily Convertible Preferred Units.

10.7	Letter Agreement, dated March 19, 2015, by and between Wheeler Real Estate Investment Trust, Inc. and Jon S. Wheeler.

99.1	Material Information Provided to Investors.

99.2	Press Release, dated March 19, 2015.